EXHIBIT 10.10

STOCK OPTION AGREEMENT

This Agreement, dated as of                               is made by and between PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Company”), and                              , of legal age,                            of the Company and a resident of San Juan, Puerto Rico (hereinafter the “Optionee”).

WITNESSETH

WHEREAS, Optionee, in her capacity as                                of the Company, provides executive, management and other professional services to the Company; and

WHEREAS, the Company desires to afford Optionee the opportunity to subscribe shares of Class B common stock of the Company (“Class B Shares”); and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) in a duly convened meeting, has approved of the granting of options to the Optionee to subscribe to Class B Shares of the Company.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                            Certain Definitions.  Whenever the following terms are used in this Agreement, they shall have the respective meanings specified below unless the context clearly indicates the contrary.

(a)                                  “Class B Shares” shall mean the shares of Class B common stock of the Company, at anytime issued and outstanding, having a par value of $0.01 and having one (1) vote per share.

(b)                                 “Option” shall mean the option to subscribe Option Shares (as hereinafter defined) granted under this Agreement.

(c)                                  “Plan” shall mean the Pepsi-Cola Bottling Company Qualified Stock Option Plan adopted by the Company and dated December 30, 1996, a complete copy of which is attached hereto.

ARTICLE II
GRANT OF OPTION

Section 2.01                            Grant of Option.  The Company hereby irrevocably grants to Optionee the option to subscribe up to such amount of Class B Shares of the Company equal to                    (            ) Class B Shares of the Company (the “Option Shares”) in whole or in part, on such terms and conditions as set forth in this Agreement and pursuant to the Plan, and which Option shall vest

50% as of March 3, 1998 and the balance will become vested on the earlier of the date there is a change of control of the Company or December 31, 1998.

Section 2.02                            Purchase Price.  The purchases price of each Option Share payable by Optionee upon exercise of the Option shall be six and one quarter ($6.25) United States Dollars (the “Purchase Price”), without commission or other charge.

ARTICLE III
EXERCISE OF OPTION

Section 3.01                            Exercise of Option.  The Option shall be exercisable within ten (10) years from the date hereof.  After such date, the Option shall be deemed automatically cancelled, terminated and without effect.

Section 3.02                            Persons eligible to exercise.  The Option granted hereunder may only be exercised by Optionee, its successors or permitted assigns, including without limiting the generality of the foregoing, the estate of Optionee upon the death of Optionee.

Section 3.03                            Partial exercise.  Subject to the restrictions herein contained or in the Plan, the Option may be exercised in whole or in part.

Section 3.04                            Method of Exercise.  The Option may be exercised subject to the delivery to the Company (to the attention of the President of the Company), of all of the following:

(a)                                  Notice in writing signed by Optionee or the other person then entitled to exercise the Option or such portion, stating that the Option or such portion is hereby exercised;

(b)                                 Full payment (in cash, wire transfer or by check) for the Option Shares with respect to which the Option or such portion is exercised, at the price calculated in accordance with Section 2.02 hereof; and

(c)                                  In the event the Option shall be exercised in whole or in part pursuant to Section 3.02 hereof by any Person or Persons other than Optionee, appropriate proof of the right of such Person or Persons to exercise the option.

Section 3.05                            Issuance of Option Shares.  The Option Shares or any part thereof, shall be Class B Shares of the Company.  The Option Shares, when issued and/or delivered pursuant to any exercise of the Option, shall be fully paid and nonassessable, subject to all the terms and conditions of this agreement.

Section 3.06                            Rights of Optionee.  Optionee, as such, shall not be, and not have any of the rights or privileges of a shareholder of the Company in respect of any Option Shares unless and until such Option Shares shall have been subscribed by Optionee, and delivered by the Company to Optionee in accordance with this Agreement.

Section 3.07                            Stock Appreciation.  In the event that (i) Class B Shares of the Company are no longer traded in the New York Stock Exchange, or any other nationally recognized stock exchange as of the date the Option, or any part thereof, becomes exercisable, or (ii) upon the determination by the Board of Directors of the Company, at its sole discretion, the Company agrees to pay the Optionee, at the time of exercise, in immediately-available funds (or other consideration agreed to), an amount equal to the appreciation of the value of the Option Shares between the Purchase Price thereof and their Fair Market Value at the date of exercise.

ARTICLE IV
OPTIONEE’S REPRESENTATIONS, WARRANTIES
AND COVENANTS

Optionee represents, warrants, and agrees with the Company as follows:

Section 4.01                            Nature of Option Shares.  Optionee acknowledges and is aware that if the Option Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or by other applicable securities laws, it cannot sell, transfer or dispose Option Shares until prior to any proposed sale, transfer or disposition of any of the Option Shares, either (a) a registration statement under the Securities Act with respect to the Option Shares proposed to be transferred or otherwise disposed of shall then be effective, or (b) such disposition will not require the registration of any of the Option Shares under the Securities Act or qualification of the Option Shares under any other securities law.

Section 4.02                            Option Not Assignable.  The Option herein granted to Optionee may not be assigned or conveyed by Optionee to any Person or Persons without the prior written consent of the Company, except as otherwise permitted hereunder.

ARTICLE V
MISCELLANEOUS

Section 5.01                            The Plan; Conflicting Terms.  Reference is hereby made to the Plan and the Option herein granted shall be subject to and shall be exercisable in accordance with the terms and conditions therein set forth.  In this respect, in the event of any conflict between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

Section 5.02                            Successors and Assigns.  Without limiting the restrictions on transfer set forth herein, this Agreement shall bind and shall inure to the benefit of and be enforceable by the Company and Optionee, and their respective successors, permitted assigns, personal or legal representatives, heirs and legatees.

Section 5.03                            Severability.  It is intended that each provision of this Agreement shall be viewed as separate and divisible and in the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect.

Section 5.04                            Titles and Headings of Sections.  The titles and headings of Articles and Sections in this Agreement are provided for convenience purposes only and are not intended to modify or affect the meaning of any provision herein, and thus, shall not serve as a basis for interpretation of construction of this Agreement.

Section 5.05                            Amendments.  This Agreement may not be amended, altered or modified except by a written instrument executed by both parties hereto.

IN WITNESS WHEREOF the parties hereto execute this Agreement on the date first above written.

COMPANY	OPTIONEE
PEPSI-COLA PUERTO RICO
BOTTLING COMPANY

President and CEO